Exhibit 10.7

AMENDMENT NUMBER FOUR

WHEREAS, the parties listed herein known respectively as CHEROKEE EQUITIES CORPORATION as Landlord and BANCCOMPLIANCE GROUP, LLC., a Tennessee Limited Liability Company and Constance and David Edwards, personally as Tenant entered into a Lease Agreement dated October 17, 2005, for commercial real estate property (“the Premises”) located at Suite A 102 in Premier Professional Office Park, located at 256 Seaboard Lane, Franklin, Tennessee 37067, and

WHEREAS, the parties amended said Lease by Amendment Number One dated October 30, 2008, Amendment Number Two, dated May 1, 2010, Amendment Three Dated March 11, 2012, and

WHEREAS, the parties desire to renew said Lease by virtue of this Amendment Number Four, and have mutually agreed to the following terms

1.	Term: The Term of this renewal period shall be twelve months (12 months) commencing on the first day of May 2013, and ending on April 30, 2014.

2.	Rental: The monthly rental for the renewal period shall be $2,300.00 from May, 2013 - April 2014 payable without demand or further notice on the first day of each month.

3. Carpets will be cleaned along traffic areas and other areas accessible upon arrangement for a suitable date with Tenant.

All other terms and conditions of the original Lease and Amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate on the date as noted below

LANDLORD. Cherokee Equities Corporation		TENANT: BancCompliance Group, Inc.
By:	The Stanton Group, Inc. Agent	Constance E. Edwards, President

Debra C. Viol, President and Agent for Cherokee Equities Corporation
Constance E. Edwards

Date:	6/19/13	Date:	June 7, 2013

Witness:	Witness: